Exhibit 99.2

Vishay Intertechnology to Acquire Nexperia’s Newport Wafer Fab for $177 million

Acquiring Newport Wafer Fab Intended to Accelerate Vishay’s SiC Production Plans

MALVERN, Pa. — November 8, 2023 — Vishay Intertechnology, Inc. (NYSE: VSH) and Nexperia B.V. today announced that they have entered into an agreement that Vishay will acquire Nexperia’s wafer fabrication facility and operations located in Newport, South Wales, U.K. for approximately $177 million in cash. ATREG, Inc., the Seattle-based premier global firm for initiating, brokering, and executing the exchange of semiconductor manufacturing assets, served as Nexperia’s transaction advisors.

 Newport Wafer Fab, located on 28 acres, is an automotive certified, 200mm semiconductor wafer fab that supplies primarily automotive markets.  It is the largest semiconductor manufacturing site in the UK.

“Under new leadership in early 2023, Vishay set an ambitious goal of investing approximately $1.2 billion in capacity over a three-year period in order to position the company to seize the opportunities created by the megatrends of e-mobility and sustainability needed for a Net Zero economy. While this transaction is supplemental to our capex investment strategy, adding Newport Wafer Fab to our manufacturing footprint will be instrumental to achieving our goal of expanding capacity for our customers and to accelerating our SiC strategy,” said Joel Smejkal, President and CEO of Vishay.

“By agreeing to acquire Newport Wafer Fab, our goal is to safeguard the positions of the highly skilled and dedicated employees and to invest the necessary capital to set up production for our SiC Trench MOSFETs and diodes.  With its solid balance sheet and ample liquidity, Vishay will immediately bring stability and its reliable cash flow generation to ensure the facility becomes a fully operational and profitable fab” added Mr. Smejkal.

“For Vishay, acquiring Newport Wafer Fab brings together our capacity expansion plans for our customers in automotive and industrial end markets as well as the UK’s strategic goal of improved supply chain resilience.  In addition to expanding capacity, we intend to collaborate with the Compound Semiconductor Cluster in South Wales and to join with key stakeholders committed to developing the semiconductor industry in the UK including university and community partners in the UK and particularly South Wales,” concluded Mr. Smejkal. “We look forward to welcoming Newport Wafer Fab’s employees into Vishay and to partnering with local authorities and the Welsh and UK Governments to both ensure long-term growth for the fab and deliver value to our customers and stockholders.”

Marc Zandman, Executive Chairman of the Board, Vishay said, “Vishay’s Board made a critical decision last year to pivot the company toward profitable growth under new leadership, leveraging the company’s solid cash flow generation, sound operational capabilities and broad product portfolio. A key element of this strategic shift is the investment in technologies and incremental capacity to position Vishay to capitalize on the megatrends in e-mobility and sustainability.   Acquiring Newport Wafer Fab demonstrates Vishay’s commitment to executing this strategic shift, and to realizing improved returns for our stockholders.”

Toni Versluijs, Country Manager, Nexperia UK, stated: “Nexperia would have preferred to continue the long-term strategy it implemented when it acquired the investment-starved fab in 2021 and provided for massive investments in equipment and personnel. However, these investment plans have been cut short by the unexpected and wrongful divestment order made by the UK Government in November 2022. The UK Government’s order, in combination with a weakness in the global semiconductor market, recently led us to announce the intention to reduce the number of employees at the site by at least 100. The site needs clarity about its future to avoid further losses, and today’s announcement provides this. Of all options, this agreement with Vishay is the most viable one to secure the future of the site as Vishay – like Nexperia – has a solid customer base for the fab’s capabilities. For the site, Vishay’s commitment to further make the Newport Wafer Fab a success story is encouraging. Nexperia’s position with regards to the UK Government’s order remains unchanged.”

The closing of Newport wafer fab transaction is subject to UK government review, the purchase rights of a third party, and customary closing conditions, and is expected to occur in the first quarter of 2024.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH).  More on Vishay at www.Vishay.com.

About Nexperia
Headquartered in the Netherlands, Nexperia is a global semiconductor company with a rich European history and over 15,000 employees across Europe, Asia, and the United States. As a leading expert, Nexperia designs, builds and delivers components that enable the basic functionality of virtually every commercial electronic design in the world – from automotive and industrial to mobile and consumer applications. The company serves a global customer base, shipping more than 100 billion products annually. These products are recognized as benchmarks in efficiency – in process, size, power, and performance. Nexperia's commitment to innovation, efficiency, sustainability, and stringent industry requirements is evident in its extensive IP portfolio, its expanding product range, and its certification to IATF 16949, ISO 9001, ISO 14001 and ISO 45001 standards.

Statements contained herein that relate to the Company's future performance, including capital investment, capacity expansion and cash flow generation, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words and expressions such as “guide,” “will,” “expect,” “focus,” “intend,” “committed, “goal” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause such material variations include: the timing of the Newport wafer fab acquisition; that the Newport wafer fab acquisition may not be consummated, including as a result of any of the conditions precedent (including the failure to obtain any required approvals or consents, or the exercise of certain third party purchase rights); global market downturn conditions and volatilities impacting the completion of the acquisition; that the fab will not be integrated successfully into the Company’s overall business; that the expected benefits of the acquisition may not be realized; that the fab’s standards, procedures and controls will not be brought into conformance within the Company’s operation; difficulties in transitioning and retaining fab employees following the acquisition; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our current business; risks of foreign operations, including excessive operation costs, labor shortages, changes in tax rates; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; difficulties in new product development; changes in U.S. or foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; and other factors that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

Contact:

Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Development
+1-610-644-1300

Nexperia B.V.
Hannes Van Raemdonck
Head of Advocacy & Alliances
Hannes.van.raemdonck@nexperia.com